UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AMERICANWEST BANCORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICANWEST BANCORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:30 a.m. on Tuesday, April 27, 2004

PLACE	Ramada Limited Suites 9601 N. Newport Highway Spokane, Washington

ITEMS OF BUSINESS

1.      To elect eight directors to hold office until the next annual meeting of shareholders.

2.      To take action on any other business that may properly be considered at the Meeting or any adjournment thereof.

RECORD DATE	You may vote at the Meeting if you were a shareholder of record at the close of business on March 19, 2004.

VOTING BY PROXY	If you cannot attend the Meeting, you may vote your shares by completing and promptly returning the enclosed proxy card in the envelope provided.

ANNUAL REPORT	AmericanWest Bancorporation’s 2003 Annual Report, which is not part of the proxy soliciting material, is enclosed.

By Order of the Board of Directors,

/s/    Jacqueline A. Barnard

Secretary

This Notice of Meeting, Proxy Statement and accompanying proxy card are being distributed on or about March 31, 2004.

AMERICANWEST BANCORPORATION

9506 North Newport Highway

Spokane, Washington 99218-1200

PROXY STATEMENT

Annual Meeting of Shareholders

April 27, 2004

We are providing these proxy materials in connection with the solicitation by the Board of Directors of AmericanWest Bancorporation (“Company”) of proxies to be voted at the Company’s Annual Meeting of Shareholders to be held on April 27, 2004, and at any adjournment of the meeting.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who may vote at the meeting?

The Board of Directors of the Company (“Board”) has set March 19, 2004, as the record date for the meeting. If you were the owner of Company common stock at the close of business on March 19, 2004, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”) or

•	Credited to your account in the Company’s Employee Stock Ownership Plan (“ESOP”).

Each share of your common stock has one vote on each matter to be voted on.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding common shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. On the record date, there were approximately 10,179,000 shares of Company common stock outstanding. Shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card.

Shareholders of record who are present at the Annual Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote, and will count toward the quorum.

What proposals will be voted on at the meeting?

There is one proposal scheduled to be voted on at the meeting:

1.    Election of eight directors to hold office until the next annual meeting of shareholders.

How many votes are required to approve each proposal?

If a quorum exists at the Annual Meeting, the proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Consequently, abstentions and broker non-votes will have no impact on the proposal set forth in the Notice of Annual Meeting.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for any and all of the nominees for the Board of Directors. If you withhold authority to vote on the election of directors, your shares will not be considered entitled to vote on the election of directors. If you just sign and submit your proxy card without voting instructions, your shares will be voted as recommended by the Board on all matters and as the proxy holders may determine with respect to any other matters that properly come before the meeting.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Shares that constitute broker non-votes are not considered as entitled to vote on the proposal in question, thus effectively reducing the number of shares needed to approve the proposal.

How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR” each of the director nominees (Proposal 1).

How do I vote my shares without attending the meeting?

Without attending the meeting, you may vote:

•	By Mail—You may vote by mail by marking your selections on the proxy card, signing and dating your proxy card and mailing it in the enclosed postage-paid envelope by April 20, 2004. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee, or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone, or the Internet, your shares will be voted by your broker or nominee as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that properly come before the meeting.

How do I vote my shares in person at the meeting?

If you are a shareholder of record, to vote your shares at the meeting you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name at the meeting only if you obtain a signed proxy card from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the meeting, we encourage you to vote by mail, so your vote will be counted even if you later decide not to attend the meeting.

What does it mean if I receive more than one proxy card?

It means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card.

May I change my vote?

Yes. If you have voted by mail, you may change your vote and revoke your proxy card by:

•	Sending a written statement to that effect to the Secretary of the Company by April 20, 2004;

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the Annual Meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees

The Company’s Articles of Incorporation, as amended (“Articles”), allow the Board of Directors or shareholders to set the number of directors on the Board within a range of 5 to 25. The Articles also allow the Board to fill vacancies created on the Board. The Board by resolution has set the number of directors to serve on the Board of Directors at eight directors. Directors are elected for terms of one year or until their successors are elected and qualified.

At the annual meeting, eight directors are to be elected, each to serve until the next annual meeting of shareholders or until his successor is elected and qualified.

The Board of Directors has nominated the eight current directors, Gary M. Bolyard, Wesley E. Colley, Craig D. Eerkes, James Rand Elliott, Robert J. Gardner, Allen Ketelsen, Donald H. Swartz II, and P. Mike Taylor, as directors, to serve a one-year term or until their successors are elected and qualified.

The Board had determined that all directors, with the exception of Wesley E. Colley, are “independent” within the meaning of the director independence standards set by the Nasdaq Stock Market, Inc. (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), as currently in effect and as they may be changed from time to time. Furthermore, the Board has determined that each of the current members of the Audit Committee, Compensation Committee and Directors & Governance Committee are “independent” within such director independence standards.

GARY M. BOLYARD	Director since 2004

Gary M. Bolyard, age 68, is a retired banker. Mr. Bolyard was elected by the other directors to serve on the Board in January 2004. Mr. Bolyard has 37 years of banking experience, including 21 years as a bank president. Mr. Bolyard served as Vice Chairman of Corporate Development for InterWest Bancorp between August 1996 and his retirement on June 30, 1999. Prior to that time, he was the President and Chief Executive Officer of Central Bancorporation and Central Washington Bank. Mr. Bolyard also served on the board of directors of several banks, most recently with Pacific Northwest Bank and Bancorp until October 2003.

WESLEY E. COLLEY	Director since 1999

Wesley E. Colley, age 65, has served as President and Chief Executive Officer of the Company, since June 2000. Prior to June 2000, Mr. Colley served as President and Chief Executive Officer of the original AmericanWest Bank, which was merged into the Bank in February 1999.

CRAIG D. EERKES	Director since 2004

Craig Eerkes, age 51, is President of Sun Pacific Energy, Inc. Mr. Eerkes was elected by the other directors to serve on the Board in January 2004. Mr. Eerkes has previously served on three bank boards. He was instrumental in founding American National Bank in Kennewick, Washington, including serving as Chairman for 12 years.

JAMES RAND ELLIOTT	Director since 1996

James Rand Elliott, age 53, is a General Partner of Premium Finance Company.

ROBERT J. GARDNER	Director since 1985

Robert J. Gardner, age 64, is self-employed in the logging business, President and Owner of Gardner Logging and Trucking, Inc.

ALLEN KETELSEN	Director since 2003

Allen Ketelsen, age 46, is President of Ketelsen Construction.

DONALD H. SWARTZ, II	Director since 1998

Donald H. Swartz, II, age 58, is the President of J & M Electric, Inc.

P. MIKE TAYLOR	Director since 2001

P. Mike Taylor, age 60, is a civil engineer and the President of Taylor Engineering, Inc.

All the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy card.

THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

Board Committees and Meetings

During the year ended December 31, 2003, the Board of Directors held twelve meetings. The Board has an Executive Committee, an Audit & Compliance Committee (“Audit Committee”), a Compensation Committee, and a Directors & Corporate Governance Committee. Each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served and that were held during the period for which he was a Board or Committee member.

The Executive Committee acts as a decision-making body in lieu of the entire Board of Directors. The Executive Committee meets on an as-needed basis.

The Audit Committee meets at least quarterly with the Company’s management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent auditors to be retained and receive and consider the auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls.

The Compensation Committee acts as an ongoing advisory group to the Board of Directors on executive compensation policies and procedures and other compensation-related items that are corporate in nature (i.e., company-wide 401(k) plan, stock option plans, benefit plans, etc.).

During the past year, the Company consolidated the functions of the former Nominating Committee and Succession Committee into a new Directors & Corporate Governance Committee. The Directors & Corporate Governance Committee is primarily responsible for considering and making recommendations to the Board concerning its size, functions and needs. This includes establishing the criteria for Board membership, recruiting and screening candidates for Board membership, recommending Director nominees for Board and shareholder approval, recommending Director compensation, making recommendations regarding committee functions and Board meetings, reviewing succession plans for the Chief Executive Officer (“CEO”) of the Company, and to make recommendations to the Board with respect to the selection of the CEO of the Company. The Directors & Corporate Governance Committee, including its predecessor committees, met four times during the last year.

The Directors & Corporate Governance Committee is comprised solely of independent directors as defined in the Nasdaq rules. At this time, it has no charter, and has not yet established a policy regarding the consideration of director condidates by security holders. The Directors & Corporate Governance Committee is working on developing policies for nominating directors. See “Corporate Governance” and “Other Information” below. The Committee’s practice is to consider a Board candidate’s primary attributes of personal integrity and character, judgment, knowledge and leadership in a business or related setting, business acumen, and other commitments. These factors are considered in the context of the Company’s needs at a point in time. Directors Eerkes and Bolyard were recommended to the Directors & Corporate Governance Committee by the CEO.

The following table summarizes the membership of the Board and each of its standing committees as well as the number of times each met during 2003.

	Board	Audit	Compensation	Executive	Directors & Corporate Governance
Mr. Bolyard(1)	Member	Member
Mr. Colley	Member			Member
Mr. Eerkes(2)	Member
Mr. Elliott	Member	Member	Chair		Member
Mr. Gardner	Member			Member	Member
Mr. Ketelsen	Member		Member		Member
Mr. Sattler(3)	Chair	Chair	Chair	Chair
Mr. Swartz	Chair	Chair		Chair
Mr. Taylor	Member	Member	Member		Chair
Number of 2003 Meetings	12	4	5	—	4

(1)	Mr. Bolyard was elected as a Director in January 2004.
(2)	Mr. Eerkes was elected as a Director in January 2004.
(3)	Mr. Sattler resigned as a Director and Chairman on May 27, 2003.

Directors’ Compensation

Directors of the Company receive a monthly retainer of $1,000 and $500 for each meeting of the Board of Directors attended. The Chairman of the Board receives $700 for each meeting of the Board of Directors attended. Members of the Audit Committee receive $300 for each meeting attended and Directors also receive $100 for all other committee meetings attended. During the year ended December 31, 2003, the Company paid an aggregate of $115,600 in director fees pursuant to such arrangements.

Directors of the Company have been eligible to receive options under the 1995 and 2001 Incentive Stock Option Plans. The plans are described in the Executive Compensation section under the heading “1995 and 2001 Incentive Stock Option Plans.”

Compensation Committee Interlocks and Insider Participation

At December 31, 2003, the Compensation Committee consisted of James Rand Elliott, Chairman, Robert J. Gardner, and P. Mike Taylor.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of the Company’s common stock beneficially owned as of December 31, 2003 by shareholders owning more than five percent of the Company’s common stock, the Company’s Directors and nominees for Director, Executive Officers identified in the Summary Compensation Table below, and all Directors and Executive Officers as a group.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding
Five Percent Shareholders:
Banc Funds Co. LLC Suite 1680 208 South LaSalle Street Chicago, Illinois 60604	826,826		8.17%

Directors:
James Rand Elliott	43,339	(2)	*
Robert J. Gardner	85,685	(3)	*
Allen Ketelsen	12,819		*
Gary M. Bolyard	1,000		*
Craig D. Eerkes	6,578		*
Donald H. Swartz, II	62,778	(4)	*
P. Mike Taylor	22,550		*

Executive Officers:
Wesley E. Colley**	516,611		5.10%
C. Tim Cassels	2,200		*
All Executive Officers, Directors and Nominees as a Group (9)	753,560		7.44%

*	Less than 1% of shares outstanding.

**	Mr. Colley is also a director of the Company and owns more than 5% of the Company’s common stock.

(1)	Share amounts reflect stock dividends, including the 10% dividend declared January 27, 2004. The amounts shown also include the following amount of common stock which the indicated individuals have the right to acquire within 60 days through the exercise of options granted pursuant to the Company’s 1995 and 2001 Incentive Stock Option Plans: Mr. Colley 146,414 shares; Mr. Elliott 19,888 shares; Mr. Ketelsen 3,221 shares; Mr. Gardner 15,895 shares; Mr. Swartz 15,895 shares; Mr. Taylor 14,564 shares; and all executive officers and directors as a group, 218,297 shares. Shares held in accounts under the Company’s ESOP, as to which the holders have voting power but not investment power, are also included as follows: Mr. Colley 2,495 shares, and all executive officers and directors as a group, 2,495 shares.

In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and/or investment power as follows:

(2)	Includes 4,723 shares held of record by Mr. Elliott’s spouse and 5,074 shares held of record by Premium Finance.
(3)	Includes 17,827 shares held of record by Gardner Logging and Trucking, Inc. and 5,074 shares held of record by Mr. Gardner’s spouse.
(4)	Includes 3,919 shares held of record by J & M Electric, Inc.

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“Commission”). The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a).

Based solely upon a review of Forms 3, Forms 4 and Forms 5 and amendments thereto furnished to the Company pursuant to Rule 16(a)(3)(e) during the year ended December 31, 2003, and written representations of certain of its directors and officers that no Forms 5 were required to be filed, the Company believes that all directors, executive officers and beneficial owners of more than 10% of the common stock have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act, except that C. Tim Cassels inadvertently filed one report late covering one transaction; Wesley E. Colley inadvertently filed one report late covering one stock option exercise; James Rand Elliott inadvertently filed one report late covering one stock option exercise; Keith P. Sattler inadvertently filed one report late covering one stock option exercise; and P. Mike Taylor inadvertently filed one report late covering one stock option exercise.

Executive Officers Who Are Not Directors

The following table sets forth the age, position, and the business experience during the past five years of those executive officers of the Company who are not also directors or nominees for director of the Company. All executive officers are elected annually and serve at the discretion of the Board of Directors.

Name and Age	Current Position with the Company and Prior Five Years Business Experience
Rick E. Shamberger, 43	Executive Vice President and Loan Administrator of the Company since 2003. Previously employed by US Bank for more than 20 years.

C. Tim Cassels, 34	Executive Vice President and Chief Financial Officer of the Company since 2002. Previously employed by Pacific Northwest Bank for 9 years.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ended December 31, 2003, 2002, and 2001, awarded to or earned by the Chief Executive Officer and the other most highly compensated executive officers of the Company, whose total compensation in 2003 exceeded $100,000.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards
Name and Position	Year	Salary		Bonus		Other Annual Compensation(1)	Securities Underlying Options/SARs(2)	All Other Compensation(3)
Wesley E. Colley President and Chief Executive Officer (1)	2003 2002 2001	$ $ $	216,000 209,000 201,000	$ $ $	58,000 62,000 69,862	— — —	3,000 4,400 —	$ $ $	100,284 73,668 73,668

C. Tim Cassels* Exec. Vice President and Chief Financial Officer	2003 2002 2001	$ $	97,000 7,500 —		$15,000 — —	— — —	11,000 — —		$1,499 — —

Daniel P. Murray** Senior Vice President and Loan Administrator	2003 2002 2001	$ $ $	105,000 120,000 117,600	$ $ $	29,000 46,777 48,825	— — —	1,500 2,200 3.630	$ $ $	20,152 17,052 17,052

*	Mr. Cassels was hired on December 1, 2002.

**	Mr. Murray resigned October 15, 2003.

(1)	Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of company-owned automobiles and the payment of certain club dues. In the opinion of management, the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 2003, did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2)	Represents options to acquire shares of common stock that were granted under stock option plans.

(3)	Represents the value attributed to the named executive officer during the year pursuant to agreements entered into between the Bank and such officers as part of the Bank’s salary continuation plan.

Salary Continuation Agreements.    The Bank and its predecessor companies entered into Executive Salary Continuation Agreements with certain of its directors and employees, including certain named executive officers. Under the terms of the respective agreements, the director or officer will receive an annual sum based on his salary or director’s fee from the Company, payable on a monthly basis, for a period of ten years upon retirement at age 65 or death. The following named executive officers will receive payments under their individual agreements: Mr. Colley will receive $51,840, and Mr. Murray will receive $40,800.

The salary continuation plan is generally available to most directors, executive officers and other key employees of the Bank and vests according to years of service. Obligations under the salary continuation plan are funded by prepaid policies of universal life insurance covering the lives of the plan participants.

Option Grants in Last Fiscal Year.    The following table sets forth information concerning the grant of stock options to the Chief Executive Officer and the other named executive officers during the year ended December 31, 2003.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Shares Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	5%	10%
Wesley E. Colley	3,000	2.15%	$16.96	3/28/13	$14,057	$31,063

C. Tim Cassels	2,750	7.17%	$12.93	12/2/09	$9,823	$21,708

C. Tim Cassels	2,750	7.17%	$12.93	12/2/10	$9,823	$21,708

C. Tim Cassels	2,750	7.17%	$12.93	12/2/11	$9,823	$21,708

C. Tim Cassels	2,750	7.17%	$12.93	12/2/12	$9,823	$21,708

Daniel P. Murray	1,500	1.08%	$16.96	3/28/13	$7,029	$15,531

(1)	The options vest in 20% annual increments beginning at the time the agreement is signed. Each option was granted under the Company’s 2001 Incentive Stock Option Plan and has an exercise price equal to the fair market value of the common stock on the date of grant. No share appreciation rights (SARs) were granted.

(2)	The hypothetical dollar gains under these columns result from calculations required by the Securities and Exchange Commission rules. The gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, the executive officers may realize will depend on the spread between the market price and the exercise price on the date the option is exercised. Actual gains, if any, on stock options exercised and common stock holding are dependent upon future performance of the Company and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercise/Value Table.    The following information with respect to options exercised during the year ended December 31, 2003, and remaining unexercised at the end of 2003, is presented for the Chief Executive Officer and the other named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
Name	Shares Acquired on Exercise(#)(1)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Wesley E. Colley	20,936	$218,266	135,462	5,040	$2,107,477	$45,406

C. Tim Cassels	—	—	2,200	8,800	$21,714	$86,856

Daniel P. Murray	3,358	$33,129	—	—	—	—

(1)	Share amounts and values have been adjusted for stock dividends, including the 10% stock dividend declared on January 27, 2004.

(2)	On December 31, 2003, the closing price of common stock was $22.80. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be “in-the-money” and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

Employee Stock Ownership Plan

The Company maintains an employee stock ownership plan and trust, known as the Employee Stock Ownership Plan (“Plan”), for the benefit of employees of the Company and its subsidiaries. The Plan became effective January 1, 1989, and is intended to enable participating employees to share in the growth and prosperity of the Company and thereby accumulate funds for retirement needs. The Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”), as a stock bonus plan. Employees of the Company or its subsidiaries who are 21 years of age or older become eligible for participation in the Plan in any Plan year after achieving 1,000 hours or more of service.

At December 31, 2003 (as adjusted for the stock dividend declared January 27, 2004), the Plan owned 277,595 shares of common stock of the Company, representing approximately 2.74% of the then outstanding shares. At such date, the Plan had no outstanding debt.

The Company makes annual contributions to the trust created under the Plan (for which the Company receives a deduction) and the trust invests such contributions and trust earnings in common stock of the Company. Contributions to the Plan in 2003 totaled $288,000.

1995 and 2001 Incentive Stock Option Plans

The Company presently maintains two stock option plans, known as the 1995 Incentive Stock Option Plan (“1995 Plan”) and the 2001 Incentive Stock Option Plan (“2001 Plan”). The 1995 Plan was approved by the shareholders on May 24, 1995. The 2001 Plan was approved by the shareholders on May 29, 2001, to replace the 1995 Plan. Both plans provide for the issuance of incentive stock options intended to qualify under Section 422 of the Code, and options that are not qualified under the Code. Key individuals of the Company and its subsidiaries (including directors, executive officers, and advisors or consultants to the Company) are eligible to receive grants of options.

All shares have been issued in the form of options under the 1995 Plan, but that Plan continues to apply to any outstanding options granted under the 1995 Plan. A balance of 598,403 shares remains available for issuance in the form of options under the 2001 Plan.

In addition, as part of the merger with Bancwest Financial Corporation effective February 1, 1999, the Company adopted certain option plans benefiting the directors and officers of Bancwest’s former bank subsidiary. Options to purchase 12,995 shares of Company common stock are presently granted under the Bancwest option plans that were adopted by the Company, separate from the plans described above, and will be exercised, terminated or expire in accordance with the terms of the options and the Bankwest plans.

Further, as part of the merger with Latah Bancorporation, Inc. effective July 31, 2002, the Company assumed the options that had been issued by Latah to its directors and officers pursuant to its stock option plans. Options to purchase 97,242 shares of Company common stock are presently outstanding under these options, separate from the Company’s 1995 and 2001 plans as described above, and will be exercised, terminated or expire in accordance with the terms of the options and the Latah plans.

REPORT OF THE COMPENSATION COMMITTEE(1)

The Compensation Committee of the Company is responsible for establishing and implementing all compensation policies of the Company and its subsidiaries, as well as setting the compensation for the executive officers of the Company’s subsidiaries. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Company and approving an appropriate compensation level. The Chief Executive Officer evaluates the performance of all corporate officers and recommends to the Committee individual compensation levels for approval by the Committee.

The Company believes that the compensation of its executive officers and other key personnel should reflect and support the goals and strategies that the Company has established.

Compensation Philosophy.    There are two principal objectives in determining executive compensation: (1) to attract, reward and retain key executive officers, and (2) to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing stockholder value. In furtherance of these objectives, the Committee has adopted the following policies:

•	The Company will compensate competitively with the practices of other leading companies in the related fields;

•	Performance at the corporate, subsidiary and individual executive officer levels will determine a significant portion of compensation;

•	The attainment of realizable but challenging objectives will determine performance-based compensation; and

•	The Company will encourage executive officers to hold substantial, long-term equity stakes in the Company so that the interest of executive officers will coincide with the interest of stockholders; accordingly, stock options and incentives will constitute a significant portion of compensation.

Elements of Executive Compensation.    The elements of the Company’s compensation of executive officers are: (1) annual cash compensation in the form of base salary and performance bonuses which are based on the Company achieving targeted levels of net income established by the Committee for the fiscal year; (2) long-term incentive compensation in the form of Salary Continuation Agreements; (3) long-term incentive compensation in the form of stock options granted under the Company’s 1995 Incentive Stock Option Plan and the 2001 Incentive Stock Option Plan; (4) long-term incentive compensation in the form of performance share awards under the 2001 Incentive Stock Plan; and (5) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and the employer contribution under the Company’s Profit Sharing and 401(k) Plan.

Base salary is determined by considering the overall performance of each executive officer with respect to the duties and responsibilities assigned. Salary surveys of other community banks are reviewed and factored into the process to ensure fair rates of compensation.

During the year ended December 31, 2003, the base salary paid to Wesley E. Colley, President and Chief Executive Officer of the Company was $216,000. Mr. Colley also received a performance bonus of $58,000. This resulted in total compensation of $274,000 for 2003. The performance bonus was paid based on the Company’s achieving 100% of the targeted net income of $13,800,000 established by the Committee for 2003. The Committee believes the compensation paid to Mr. Colley during the fiscal year is appropriate based on competitive salary surveys and the performance of the Company.

(1)	This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The amount of options granted to an employee is based on the employee’s performance and relative responsibilities within the Company. Options may have a deferred vesting and will not be exercisable prior to vesting.

During the year ended December 31, 2003, the Committee granted stock options totaling 139,500 shares to employees of the Company and its subsidiaries.

COMPENSATION COMMITTEE:

James Rand Elliott, Chair

Allen Ketelsen

P. Mike Taylor

AUDIT COMMITTEE MATTERS

Audit Committee Charter.    The Audit Committee operates pursuant to a written charter approved by the Company’s Board of Directors. Each member of the Audit Committee is deemed “independent” in accordance with regulations under the Security Exchange Act of 1934, and the current listing standards of Nasdaq. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department and management of the Company. A copy of the current Audit Committee Charter is attached as Appendix A to this Proxy Statement.

Financial Expert.    The Board of Directors has determined that Gary M. Bolyard meets all of the attributes of an “audit committee financial expert” and “independence” as those terms are defined by the applicable rules and regulations of the SEC and Nasdaq. Mr. Bolyard was appointed to the Board of Directors and the Audit Committee in January 2004. Mr. Bolyard’s qualifications are outlined in “Directors and Nominees.”

Report of the Audit Committee(2)    With respect to the Company’s audited financial statements for the year ended December 31, 2003, the Audit Committee has:

•	completed its review and discussion of the Company’s 2003 audited financial statements with management;

•	discussed with the independent auditors, Moss Adams LLP, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including, matters related to the conduct of the audit of the Company’s financial statements;

•	received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor’s professional judgment, reasonably may be thought to bear on the auditors’ independence, and the letter from the independent auditors confirming that, in its professional judgment, it is independent from the Company and its related entities, has discussed with the auditors the auditors’ independence from the Company, and has considered whether the provision of non-audit services is compatible with maintaining their independence; and

(2)	This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

•	recommended to the Board of Directors, based on its review and discussions with management and discussions with the independent auditors, that the Company’s audited financial statements for the year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K.

AUDIT COMMITTEE:

Donald H. Swartz, II, Chair

P. Mike Taylor

Gary M. Bolyard

James Rand Elliott

CORPORATE GOVERNANCE

The Company is committed to having sound corporate governance principles which are important to the way the Company manages its business and to maintaining the Company’s integrity in the marketplace.

Consideration of Director Nominees

Stockholder Nominees

The Company’s Directors & Corporate Governance Committee will consider the Board nominees proposed by stockholders, although the Committee has no formal policy with regard to stockholder nominees as it considers all nominees on their merits as discussed below. Any stockholder nominations proposed for consideration by the Directors & Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

AmericanWest Bancorporation

9506 North Newport Highway

Spokane, Washington 99218-1200

In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual shareholder meeting. For a description of the process for nominating directors in accordance with the bylaws, please see “Other Information—Shareholder Proposals” below.

Selection and Evaluation of Director Candidates

The Directors & Corporate Governance Committee is responsible for identifying candidates for membership on the Board and makes determinations as whether to recommed such candidates nomination to the Board based on their character, judgment, and business experience, as well as their ability to add to the Board’s existing strengths. This assessment typically includes issues of expertise in industries important to the Company (such as banking and financial services), functional expertise in areas such as sales, marketing, human resources, operations, finance and information technology and an assessment of an individual’s abilities to work constructively with the existing Board and management, all in the context of an assessment recommended by the Directors & Corporate Governance Committee.

Communications with the Board

Individuals who wish to communicate with the Company’s Board may do so by sending an e-mail to the Company’s Board at bod@awbank.net. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Chair of the Directors & Corporate Governance Committee.

RELATED PARTY TRANSACTIONS AND BUSINESS RELATIONSHIPS

Some of the Company’s directors and executive officers were customers of the Bank during 2003 and had transactions with the Bank in the ordinary course of business. In addition, some of the Company’s directors and executive officers are officers, directors or shareholders of corporations or members of partnerships, which were customers of the Bank during the last fiscal year and had transactions with the Bank in the ordinary course of business. All loans included in such transactions were made in the ordinary course of business, were on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and in the opinion of management, did not involve more than any normal risk of collectibility or present other unfavorable features.

SHAREHOLDER RETURN PERFORMANCE GRAPH(3)

The following graph compares the cumulative total shareholder return on the Company’s common stock during the period beginning December 31, 1998, and ending December 31, 2003, with the cumulative total return on the Regional Pacific Banks Index, and the NASDAQ Market Index for the same period. The stock price information shown on the graph is not necessarily indicative of future price performance.

Comparison of Five Year Cumulative Return*

Comparison of 5 Year Cumulative Total Return

Assumes Initial Investment of $100

December 2003

	1998	1999	2000	2001	2002	2003
AMERICANWEST BANCORPORATION	$100.00	$90.93	$90.03	$107.83	$151.34	$242.84
NASDAQ US	$100.00	$185.46	$111.65	$88.58	$61.09	$92.16
REGIONAL PACIFIC BANKS INDEX	$100.00	$97.84	$97.63	$113.83	$117.70	$176.81

*	Assumes that the value of the investment in the Company’s common stock and each index was $100 on December 31, 1998, and that all dividends were reinvested. Zack’s Investment Research, Inc. is the source of the graph and the accompanying table.

(3)	This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

INDEPENDENT AUDITORS

The Company selected Moss Adams LLP as its independent auditors for the current year and for the year ended December 31, 2003. A representative of Moss Adams, LLP. is expected to be present at the Annual Meeting to make a statement, if desired, and to be available to respond to appropriate questions.

Fees Billed To the Company by Moss Adams LLP During 2003 and 2002

Audit Fees.    The aggregate fees billed by Moss Adams LLP for the audit of the Company’s annual consolidated financial statements for the year ended December 31, 2003 and the review of the consolidated financial statements included in the Company’s Forms 10-Q for 2003 were $131,282 compared to $127,200 for the year ended December 31, 2002.

Audit Related Fees.    Audit related fees for 2003 were $30,338 and consisted mainly of FDICIA and benefit plan audits. Audit related fees for 2002 were $186,475 and consisted mainly of advice-related to the internal audit department, FDICIA, benefit plan audits and the Bank of Latah merger.

Tax Fees.    The aggregate fees billed by Moss Adams LLP for tax fees for the year ended December 31, 2003 were $65,322 compared to $40,900 for the year ended December 31, 2002. These fees include tax planning, cost segregation services, tax rehabilitation credit analysis, and state tax analysis.

All Other Fees.    The aggregate fees billed to the Company for all other services rendered by Moss Adams LLP for the years ended December 31, 2003 and 2002 were $0.

All fees related to the year ended December 31, 2003 were pre-approved by the Audit Committee.

OTHER INFORMATION

Expenses of Solicitation

The Company will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of the Company, without extra compensation, may solicit proxies personally or by mail, telephone, facsimile or electronic mail.

Shareholder Proposals

Under the Company’s Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 120 and not more than 150 days prior to the first anniversary of the date of the Company’s Proxy Statement released to shareholders in connection with the previous year’s annual meeting. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s Proxy Statement.

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Shareholders in 2005 may do so by complying with the requirements of the Rules and Regulations promulgated by the Securities and Exchange Commission applicable to such shareholder proposals. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than December 1, 2004.

Nomination of Director Candidates

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must provide the information required by our bylaws, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to the Company and its stockholders. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Shareholder Proposals.”

Copy of Bylaw Provisions

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws also are available through the SEC’s website at www.sec.gov.

“Householding” of Documents

The Company is sending only one annual report and proxy statement to eligible shareholders who share a single address unless the Company receives instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. If a shareholder of record residing at an address with other shareholders of record wishes to receive a separate annual report or proxy statement in the future, he or she may contact the Company’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane—Plaza Level, New York, New York 10038, or call (800) 937-5449. An eligible shareholder of record receiving multiple copies of the Company’s annual report and proxy statement can request householding by contacting the Company at the same address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures. Even if your household has received only one annual report and one proxy statement, a separate proxy card has been provided for each shareholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope.

Other

The Company’s 2003 Annual Report, including financial statements, is being sent to shareholders of record as of March 19, 2004, together with this Proxy Statement.

The Company will furnish to shareholders without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, upon receipt of written request addressed to AmericanWest Bancorporation, 9506 North Newport Highway, Spokane, Washington 99218-1200.

Unless otherwise instructed, each valid returned proxy that is not revoked will be voted in the election of directors “FOR” each of the Company’s nominees to the Board of Directors, and at the proxy holders’ discretion on such other matters, if any, as may properly come before the Meeting or any postponement or adjournment thereof (including any proposal to adjourn the Meeting).

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

/s/    Jacqueline A. Barnard

Secretary

APPENDIX A

AMERICAN WEST BANCORPORATION AUDIT COMMITTEE CHARTER

Revised and Adopted March 15, 2004

One committee of the Board of Directors of AmericanWest Bancorporation (“Board”) will be known as the Audit Committee. Only independent directors will serve on the Audit Committee. “Independent director” shall have the same meaning as defined in National Association of Securities Dealers, Inc., (“NASD”) Rule 4200. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s income statement, balance sheet and cash flow statement. At least one member of the Audit Committee shall have accounting or related financial management expertise as prescribed by NASD Rule 4350(d). Also, an independent director is free of any relationship that could influence his or her judgment as a committee member. An independent director may not be associated with a major vendor to, or large loan customer of, the company. When there is some doubt about independence, as when a member of the committee has a short-term consulting contract with a major customer, the director should excuse himself from any decisions that might be influenced by that relationship.

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the finance information that will be provided to the shareholders and others, the systems of internal controls management and the board of directors have established, and all audit processes.

GENERAL RESPONSIBILITIES

1.	The Audit Committee provides open avenues of communication among the internal auditors, the independent accountant and the Board of Directors.

2.	The Audit Committee must report its actions to the full board of directors and may make appropriate recommendations.

3.	The Audit Committee has the power to conduct or authorize investigations into matters within its scope of responsibilities. The committee is authorized to retain and determine the funding for independent counsel, accountants or others it needs to carry out its duties.

4.	The Audit Committee will meet at least four times each year, more frequently if circumstances make that preferable. The Audit Committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An Audit Committee member should not vote on any matter in which he or she is not independent. The Audit Committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

5.	The Audit Committee will maintain or enhance their familiarity with finance and accounting by participating in appropriate educational programs as they deem necessary.

6.	The Audit Committee will establish and maintain procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS

AND APPOINTING THE INTERNAL AUDITOR

1.

The Audit Committee will appoint, determine funding for and oversee the public accounting firm to be used as the independent accountant, including its independence and effectiveness. The external auditor is ultimately accountable to the Audit Committee, as representatives of shareholders. The Audit Committee has the sole authority and responsibility to select, evaluate, and where appropriate, replace the external auditor. The Audit Committee also will review any fees paid to the independent accountants and review and approve dismissal of the independent accountants.
2.	The Audit Committee will review and have veto power over the appointment, replacement, reassignment or dismissal of the Chief Internal Auditor.

3.	The Audit Committee will confirm and assure the independence of the internal auditor and the independent accountant. It will receive and review a formal written statement from the independent accountant delineating all relationships between the accountant and AmericanWest Bancorporation (the “Company”), consistent with Independence Standards Board Statement 1. The Audit Committee will actively discuss with the independent accountant any disclosed relationships or services that may impact its objectivity and independence, and will take any appropriate actions to ensure the independence of the accountant.

4.	The Audit Committee will approve before use all external audit services and any non-audit services of the appointed independent accountant as may be permitted by Section 10A of the Security Exchange Act of 1934. Management shall not have authority to engage the independent accountant for any services without prior approval of the Audit Committee.

5.	The Audit Committee will consider, in consultation with the independent accountant and the Chief Internal Auditor, the audit scope and procedural plans made by the internal auditors and the independent accountant.

6.	The Audit Committee will listen to management and the primary independent auditor if either thinks there might be a need to engage additional auditors. The audit committee will decide whether to engage an additional firm and, if so, which one.

7.	The Audit Committee will make sure that the Chief Internal Auditor and the independent accountant coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.

RESPONSIBILITIES FOR REVIEWING INTERNAL AUDITS,

THE ANNUAL EXTERNAL AUDIT AND THE REVIEW OF QUARTERLY

AND ANNUAL FINANCIAL STATEMENTS

1.	The Audit Committee will ascertain that the independent accountant views the Audit Committee as its client, that it will be available to the full board of directors at least annually and that it will provide the Audit Committee with timely analysis of significant financial reporting issues. The Audit Committee will resolve any disagreements between the independent accountant and management regarding financial reporting.

2.	The Audit Committee will ask management, the Chief Internal Auditor and the independent accountant about significant risks and exposures and will assess management’s steps to minimize them.

3.	The Audit Committee will review the following with the independent accountant and the Chief Internal Auditor.

i)	The adequacy of the Company’s internal controls, including computerized information system controls and security.

ii)	Any significant findings and recommendations made by the independent accountant or internal auditing, together with management’s responses to them.

4.	Shortly after the annual examination is completed, the Audit Committee will review the following with management and the independent accountant:

i)	The Company’s annual financial statements and related footnotes.

ii)	The independent accountant’s audit of and report on the financial statements.

iii)	Any serious difficulties or disputes with management encountered during the course of the audit.

5.	The Audit Committee will consider and review with management and the Chief Internal Auditor:

1)	Significant findings during the year and management’s responses to them.

ii)	Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

iii)	Proposed changes to the scope of the internal audit plan that the Audit Committee thinks advisable.

iv)	The internal auditing department’s budget and staffing.

v)	The internal auditing department’s charter

6.	The Audit Committee will review annual filings with the SEC and other published documents containing the Company’s financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

7.	The Audit Committee (or an appointed Audit Committee member) will timely review and discuss with the independent accountant and management the interim financial reports before those interim reports are filed with the SEC or other regulators.

8.	The Audit Committee will prepare a letter for inclusion in the annual report that describes its composition and responsibilities and how the responsibilities were fulfilled.

PERIODIC RESPONSIBILITIES

1.	Review and update the Audit Committee Charter annually.

2.	Review policies and procedures covering officer’s expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent accountant.

3.	Review, with the Chief Internal Auditor and the independent accountant, the results of their examination of compliance with the company’s code of conduct.

4.	Review legal and regulatory matters that may have a material effect on the organization’s financial statements, compliance policies and programs and reports from regulators as presented by the internal auditor, management or the independent accountant.

5.	Meet with the Chief Internal Auditor, the independent accountant and management in separate executive sessions to discuss matters the committee or these groups believe should be discussed privately with the audit committee.

AMERICANWEST BANCORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints DONALD H. SWARTZ, II and JACQUELINE A. BARNARD, or either of them, proxies with full power of substitution, to vote all shares of common stock of AmericanWest Bancorporation owned of record by the undersigned on March 19, 2004, at the Annual Meeting of Shareholders of AmericanWest Bancorporation to be held on April 27, 2004, or any adjournment(s) thereof.

THIS PROXY AUTHORIZE(S) EACH OF THE PERSONS NAMED ABOVE TO VOTE AT HIS OR HER DISCRETION ON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IF THIS CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

AMERICANWEST BANCORPORATION

The Board of Directors recommends a vote “FOR” Proposal 1.

PROPOSAL 1. Election of Directors.

01) Gary M. Bolyard	05) Robert J. Gardner	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. ______________________________
02) Wesley E. Colley	06) Allen Ketelsen
03) Craig D. Eerkes	07) Donald H. Swartz, II	☐	☐	☐
04) James Rand Elliott	08) P. Mike Taylor

Please sign exactly as your name or names appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give full title. If more than one trustee, all should sign. If a corporation, partnership or limited liability company, please sign in full company name by president or other authorized officer.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date